                                                      Exhibit 99.4

                                                      Exhibit to Annual Report
                                                      on Form 10-K of
                                                      Angelica Corporation



                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                    ---------------

                                       Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


      For the fiscal year ended   December 31, 1995
                                ---------------------------------------------
                                  OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


       For the transition period from --------------to---------------


       Commission file number   1-5674
                             ----------------------------------------


   A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                            THE ANGELICA CORPORATION
                           MISSOURI PLANTS 401(k) PLAN


   B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             ANGELICA CORPORATION
                           424 South Woods Mill Road
                      Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

   (a)   Financial Statements.                                 Pages of this
         --------------------                                  -------------
                                                               Form 11-K
                                                               ---------

         Report of Independent Public Accountants                   5

         Statement of Net Assets Available for                      6-7
         Plan Benefits - December 31, 1995 and
         December 31, 1994

         Statement of Changes in Net Assets                         8
         Available for Plan Benefits - Fiscal
         Year ended December 31, 1995

         Notes to Financial Statements                              9-11

         Schedule I                                                 12

         Schedule II                                                13


   (b)   Exhibits.
         --------

         23. Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      MISSOURI PLANTS 401(k) PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1995 AND 1994
      TOGETHER WITH AUDITORS' REPORT

                    THE ANGELICA CORPORATION
                    ------------------------

                  MISSOURI PLANTS 401(k) PLAN
                  ---------------------------


        FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
        -----------------------------------------------

                  DECEMBER 31, 1995 AND 1994
                  --------------------------


                       TABLE OF CONTENTS
                       -----------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
  Statement of Net Assets Available for Plan Benefits--December 31, 1995 Statement of Net Assets Available for Plan Benefits--December 31, 1994 Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1995

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Schedule I:  Item 27a - Schedule of Assets Held for Investment
               Purposes--December 31, 1995
  Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1995

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Missouri Plants 401(k) Plan (the Plan) as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                      /s/ Arthur Andersen LLP





St. Louis, Missouri,
   April 2, 1996

                                        THE ANGELICA CORPORATION
                                        ------------------------

                                      MISSOURI PLANTS 401(k) PLAN
                                      ---------------------------


                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          ---------------------------------------------------

                                          DECEMBER 31, 1995
                                          -----------------


                                                                                        Investment Funds
                                                                                ---------------------------------
                                                                                 Company                Interest
                                                                                  Stock    Mutual       Income
                                                                  Total           Fund      Fund         Fund
                                                               ----------       --------  --------     ----------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                            $   11,726       $ 11,726  $   -        $     -
  American Balanced Fund                                              109           -          109           -
  Washington Mutual Investors Fund                                 10,538           -       10,538           -
  Hartford Life Insurance Company Group Annuity Contract           54,441           -         -            54,441
  Society National Bank MGD GIC Fund                              101,744           -         -           101,744
  Boatmen's Employee Benefit Short-Term Fund                       12,650            304       414         11,932
  Loans to participants                                             5,068           -         -             5,068
                                                               ----------       --------  --------     ----------
                                                                  196,276         12,030    11,061        173,185
OTHER ASSETS:
  Contributions receivable                                          2,935            181       352          2,402
  Interest and dividends receivable                                   803            135       613             55
  Loan payments receivable                                             98           -         -                98
                                                               ----------       --------  --------     ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                         $  200,112       $ 12,346  $ 12,026     $  175,740
                                                               ==========       ========  ========     ==========



                          The accompanying notes are an integral part of this statement.


                                          THE ANGELICA CORPORATION
                                          ------------------------

                                        MISSOURI PLANTS 401(k) PLAN
                                        ---------------------------

                           STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           ---------------------------------------------------

                                             DECEMBER 31, 1994
                                             -----------------


                                                                                        Investment Funds
                                                                                ---------------------------------
                                                                                 Company                Interest
                                                                                  Stock    Mutual       Income
                                                                  Total           Fund      Fund         Fund
                                                               ----------       --------  --------     ----------
INVESTMENTS, at fair value:
  Angelica Corporation Common Stock                            $   21,409       $ 21,409  $   -        $     -
  Washington Mutual Investors Fund                                 10,552           -       10,552           -
  Hartford Life Insurance Company Group Annuity Contract           55,323           -         -            55,323
  Society National Bank MGD GIC Fund                              104,098           -         -           104,098
  Boatmen's Employee Benefit Short-Term Fund                        4,957             58       178          4,721
  Loans to participants                                             3,169           -         -             3,169
                                                               ----------       --------  --------     ----------
                                                                  199,508         21,467    10,730        167,311
OTHER ASSETS:
  Cash on deposit with Trustee                                         77           -         -                77
  Contributions receivable                                          3,960            415       260          3,285
  Interest and dividends receivable                                   577            179       383             15
  Loan payments receivable                                             77           -         -                77
                                                               ----------       --------  --------     ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                         $  204,199       $ 22,061  $ 11,373     $  170,765
                                                               ==========       ========  ========     ==========



                         The accompanying notes are an integral part of this statement.


                                    THE ANGELICA CORPORATION
                                    ------------------------

                                  MISSOURI PLANTS 401(k) PLAN
                                  ---------------------------

             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
             --------------------------------------------------------------

                           FOR THE YEAR ENDED DECEMBER 31, 1995
                           ------------------------------------



                                                                                        Investment Funds
                                                                                ---------------------------------
                                                                                 Company                Interest
                                                                                  Stock    Mutual       Income
                                                                  Total           Fund      Fund         Fund
                                                               ----------       --------  ---------    ----------
ADDITIONS:
  Participant contributions                                    $   66,194       $  5,984  $   4,960    $   55,250
  Interest income                                                  12,349             43         33        12,273
  Dividend income                                                   1,533            663        870          -
  Interfund transfers                                                -              -           257          (257)
  Change in unrealized appreciation of investments                 (1,800)        (3,617)     1,817          -
  Net realized gain (loss) on sale of investments                     158         (1,049)     1,207          -
                                                               ----------       --------  ---------    ----------
                                                                   78,434          2,024      9,144        67,266

DEDUCTION- Participant withdrawals                                 82,521         11,739      8,491        62,291
                                                               ----------       --------  ---------    ----------
       Net (decrease) increase                                     (4,087)        (9,715)       653         4,975

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
 BEGINNING OF YEAR                                                204,199         22,061     11,373       170,765
                                                               ----------       --------  ---------    ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  END OF YEAR                                                  $  200,112       $ 12,346  $  12,026    $  175,740
                                                               ==========       ========  =========    ==========



                        The accompanying notes are an integral part of this statement.


                          THE ANGELICA CORPORATION
                          ------------------------

                        MISSOURI PLANTS 401(k) PLAN
                        ---------------------------


          NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          --------------------------------------------------------

                         DECEMBER 31, 1995 AND 1994
                         --------------------------


1.    DESCRIPTION OF PLAN:
      --------------------

The following description of The Angelica Corporation Missouri Plants 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
- -------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Missouri plants who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
- -------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals.

Vesting
- -------

The salary deferral contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
- --------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1995 and 1994, the Plan had $1,462 and $1,334, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Loans bear interest at the prime rate plus 1/2% at the time the loan was made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

   Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

            Company Stock Fund
               This fund is invested in Angelica Corporation Common Stock.

            Mutual Fund
               Participants may choose to invest in the Washington Mutual Investors Fund and/or the American Balanced Fund.

            Interest Income Fund
               This fund is invested in group annuity contracts with Hartford Life Insurance Company and Society National Bank.

The number of participants with an account balance in each fund at December 31, 1995, was as follows:

               Company Stock Fund                                                    31
               American Balanced Fund                                                 3
               Washington Mutual Investors Fund                                      22
               Interest Income Fund                                                 112
               Loans to participants                                                  9

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      -------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based upon publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3.    INVESTMENTS:
      ------------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1995 and 1994, are as follows (in thousands):

            December 31, 1995:
               Angelica Corporation Common Stock                                  $  12
               Washington Mutual Investors Fund                                      11
               Hartford Life Insurance Group Company Annuity Contract                54
               Society National Bank MGD GIC Fund                                   102
               Boatmen's Employee Benefit Short-Term Fund                            13

            December 31, 1994:
               Angelica Corporation Common Stock                                  $  21
               Washington Mutual Investors Fund                                      11
               Hartford Life Insurance Group Company Annuity Contract                55
               Society National Bank MGD GIC Fund                                   104

4.    INCOME TAX STATUS:
      ------------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.    TERMINATION OF THE PLAN:
      ------------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                    SCHEDULE I



                                    THE ANGELICA CORPORATION
                                    ------------------------

                                  MISSOURI PLANTS 401(k) PLAN
                                  ---------------------------


                ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                ----------------------------------------------------------

                                      DECEMBER 31, 1995
                                      -----------------

                                                                  Number of
                                                                  Shares or
                                                                  Principal                      Fair
                                                                   Amount          Cost          Value
                                                                  ---------     ---------      ---------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                                     572     $  14,705      $  11,726
  Boatmen's Employee Benefit Short-Term Fund                      $     304           304            304
                                                                                ---------      ---------
                                                                                   15,009         12,030
                                                                                ---------      ---------
MUTUAL FUND:
  American Balanced Fund                                              7.733           118            109
  Washington Mutual Investors Fund                                  479.661         8,868         10,538
  Boatmen's Employee Benefit Short-Term Fund                      $     414           414            414
                                                                                ---------      ---------
                                                                                    9,400         11,061
                                                                                ---------      ---------
INTEREST INCOME FUND:
  Hartford Life Insurance Company Group Annuity Contract          $  54,441        54,441         54,441
  Society National Bank MGD GIC Fund                              $ 101,744       101,744        101,744
  Boatmen's Employee Benefit Short-Term Fund                      $  11,932        11,932         11,932
  Loans to participants, interest ranging from 6.5% to 9.5%       $   5,068         5,068          5,068
                                                                                ---------      ---------
                                                                                  173,185        173,185
                                                                                ---------      ---------
    Total investments                                                           $ 197,594      $ 196,276
                                                                                =========      =========



                     The accompanying notes are an integral part of this schedule.


                                                                    SCHEDULE II




                                      THE ANGELICA CORPORATION
                                      ------------------------

                                    MISSOURI PLANTS 401(k) PLAN
                                    ---------------------------


                    ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS <Fa>
                    ------------------------------------------------------

                             FOR THE YEAR ENDED DECEMBER 31, 1995
                             ------------------------------------

                                        Purchases                           Sales
                                ------------------------  ----------------------------------------------
                                  Number of    Purchase     Number of     Sales       Cost of    Gain/
      Description of Asset      Transactions     Price    Transactions    Price       Assets     (Loss)
      --------------------      ------------   --------   ------------  ---------    ---------  --------
Angelica Corporation
  Common Stock                        17      $    6,732       3        $  11,589    $  12,639  $(1,050)

Washington Mutual Investors
  Fund                                19           5,445       3            8,491        7,284    1,207

Society National Bank MGD
  GIC Fund                            12          54,017       8           63,656       63,656     -

Boatmen's Employee Benefit
  Short-Term Fund                    130         199,862      74          192,329      192,329     -


<Fa>   Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.





                        The accompanying notes are an integral part of this schedule.

                                                            Exhibit 23
                                                            of 11-K


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 -----------------------------------------


   As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Missouri Plants 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-45410.




                                                /s/ Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 23, 1996

                                    -14-